Exhibit 8.2

October 28, 2010

Rogers Communications Inc.
Dividend Reinvestment Plan

Ladies and Gentlemen:

We have acted as U.S. counsel for  Rogers Communications Inc., a corporation existing under the laws of the Province of British Columbia, Canada (the “Company”), in connection with the Company’s Registration Statement on Form F-3 (the “Registration Statement”), for the registration of 3,000,000 of the Company’s Class B Non-Voting Shares (the “Class B Shares”), without par value, which represents the estimated maximum number of Class B Shares that may be issued by the Company in the United States in connection with the dividend reinvestment plan (the “Plan”).

Our opinion set forth below is subject to the limitations and conditions set forth in the Registration Statement, concerning certain United States Federal income tax considerations of participating in the Plan under currently applicable United States Federal income tax law.  Based on the foregoing we are of the opinion that the statements made in the Registration Statement under the caption “Income Tax Considerations Relating to the Plan — United States Federal Income Tax Considerations”, insofar as they purport to describe material tax considerations of participation under the Plan, fairly summarize the matters therein described.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America.

We hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 8.2 thereto and to the reference to us under the heading “Legal Matters” in the Prospectus that forms part of said Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ CRAVATH, SWAINE & MOORE LLP
Cravath, Swaine & Moore LLP

Computershare Trust Company of Canada
    9th Floor, 100 University Avenue
       Toronto, Ontario M5J 2Y1